Exhibit 99.1

The ONE Group Reports Third Quarter 2024 Financial Results

Increased Revenue by 152% to $194 Million Supported by Effective Cost Management

Implemented $19 Million in Annual Savings to be Realized Over Next Year, Total of $20 Million Over Next Two Years

Focused on Next Phase of Company-Owned Growth and Asset Light Development

Prioritizing Free Cash Flow Generation, Balance Sheet Flexibility, and Maximizing Shareholder Returns

Denver, CO – (BUSINESS WIRE) – November 7, 2024 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 30, 2024.

Highlights for the third quarter 2024 compared to the same quarter in 2023 are as follows (the prior year quarter excludes any contribution from the acquisition of Benihana Inc. which closed in May 2024):

●	Total GAAP revenues increased 152.3% to $194.0 million from $76.9 million;
●	Comparable sales* decreased 8.8%;
●	Operating loss was $3.0 million vs. $2.0 million and includes $7.1 million in transition, transaction and integration expenses;
●	Restaurant Operating Profit** increased 175.6% to $25.1 million from $9.1 million; and
●	Restaurant Operating Profit Margin** increased 90 basis points to 13.2% from 12.3%

“With the addition of Benihana and RA Sushi, we increased our revenue $117 million to a record $194 million as we continue to grow a scalable platform with exciting VIBE and entertainment centric dining brands. During the quarter, I was encouraged by our team’s ability to manage costs effectively. Operating profit growth exceeded revenue growth as we improved year-over-year margins at Benihana through supply chain synergies, benefitted from their higher margin contribution, and exhibited tight cost management within our preexisting business. Within the last sixty days we opened three Company-owned locations, all of which are off to terrific starts,” said Emanuel “Manny” Hilario, President and Chief Executive Officer.

“We are pleased with our progress in integrating Benihana and RA Sushi and have already implemented $19 million in annual savings between eliminating duplicate administrative costs and leveraging operational and supply chain synergies that will be realized over the next year. Over the next two years, we expect additional efficiencies, bringing our total savings to at least $20 million,” Hilario added.

“We are laser focused on our balance sheet, finishing the quarter with strong liquidity of over $70 million. Looking ahead, we are beginning the next phase of growth and plan to open five to six Company-owned locations annually while focusing on the asset light development of managed and licensed STKs and Kona Grills and franchised Benihanas. We are prioritizing free cash flow generation, balance sheet flexibility and maximizing shareholder returns," Hilario concluded.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

**We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant Operating Profit in this press release.

Restaurant Development

So far this year, we have opened five new Company-owned restaurants consisting of two STKs, one Kona Grill, one RA Sushi and one Salt Water Social.

As of the date of this report, the following restaurants have opened this year:

Owned STK restaurant in Washington DC	March 2024
Owned RA Sushi restaurant in Plantation, Florida	July 2024
Owned Kona Grill restaurant in Tigard, Oregon	September 2024
Owned STK restaurant in Aventura, Florida	October 2024
Owned Salt Water Social restaurant in Denver, Colorado	November 2024

For the remainder of the fourth quarter of 2024, we expect to open a managed STK in Niagara Falls.

There are currently two Company-owned STK restaurants and one Company-owned Benihana restaurant under construction that are expected to open in 2025. They are located in the following cities:

●	Owned STK restaurant in Topanga, California
●	Owned STK restaurant in Westwood, California (relocation of the existing STK)
●	Owned Benihana restaurant in San Mateo, California

As part of the integration process between Kona Grill and RA Sushi, we are realizing synergies by optimizing the restaurant portfolio and closed four RA Sushi locations in October, three of which were in markets with existing Kona Grills. We expect to retain a significant portion of the delivery and takeout business these restaurants generated through our nearby Kona Grill locations, supporting improved margins in our grill segment.

Liquidity and Share Repurchase Program

We ended the quarter with $36.2 million in cash and short-term credit card receivables and $34.1 million available under its revolving credit facility. Under the current conditions, our credit facility does not have any financial covenants.

In March 2024, our Board of Directors authorized a $5 million share repurchase program. During the third quarter of 2024, we spent $2.3 million for the repurchase of 0.6 million shares.

2024 Targets

We are updating our 2024 targets, which are inclusive of the acquisition of Benihana.

Financial Results and Other Select Data US$s in millions	2024 Guidance 1/1/2024-12/31/2024	2024 Run Rate
Total GAAP revenues	$660 to $680	$844 to $864
Consolidated comparable sales for the fourth quarter	-4% to -8%
Managed, license and franchise fee revenues	$15 to $16
Total owned operating expenses as a percentage of owned restaurant net revenue	83.0% to 83.6%
Consolidated total G&A, excluding stock-based compensation	Approx. $39
Consolidated Adjusted EBITDA*	$71 to $76	$111 to $116
Consolidated Adjusted EBITDA* without pre-opening expenses	$80 to $85	$120 to $125
Consolidated restaurant pre-opening expenses	$8 to $9
Consolidated effective income tax rate	Approx. 30%
Consolidated total capital expenditures, net of allowances received by landlords	$50 to $60
Consolidated number of new system-wide venues	Six

Detail of 2024 Run Rate Revenue US$s in millions	2024 Run Rate
Total GAAP revenues guidance	$660 to $680
Benihana and RA Sushi revenue (January 1, 2024 – April 30, 2024)	$170
New venue openings (208 store operating weeks)(1)	$21
Closed RA Sushi locations	($7)
Run rate revenue	$844 to $864

Detail of 2024 Run Rate Adjusted EBITDA US$s in millions	2024 Run Rate
Total Adjusted EBITDA guidance	$71 to $76
Benihana and RA Sushi pro forma Adjusted EBITDA (January 1, 2024 – April 30, 2024)	$22
New venue openings (208 store operating weeks)(1)	$5
Closed RA Sushi locations	$1
Captured synergies to be realized in the next 12 months	$12
Run rate Adjusted EBITDA**	$111 to 116
Pre-opening expenses	$9
Run rate Adjusted EBITDA** without pre-opening expenses	$120 to $125

(1)	Includes one managed location opening in the fourth quarter of 2024

*We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

**We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, transaction and exit costs and transition and integration expenses. Starting in Q3 2024, pre-opening expenses will no longer be deducted from Adjusted EBITDA. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this press release.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10192106. The replay will be available until Thursday, November 21, 2024.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definition Changes

We have evolved our definition of non-GAAP financial measures starting in Q3 2024. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

We exclude items management does not consider in the evaluation of its ongoing core operating performance from adjusted net income, adjusted net income per share, and Adjusted EBITDA.

Starting in Q3 2024, we will no longer deduct pre-opening expenses from Adjusted EBITDA.

Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Benihana acquisition, restaurant openings and 2024 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4)factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

in thousands, except earnings per share and related share information)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenues:
Owned restaurant net revenue	$190,587	$73,700	$441,116	$232,202
Management, license, franchise and incentive fee revenue	3,388	3,184	10,348	10,631
Total revenues	193,975	76,884	451,464	242,833
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	39,880	18,230	94,471	56,300
Owned restaurant operating expenses	125,634	46,372	278,464	141,983
Total owned operating expenses	165,514	64,602	372,935	198,283
General and administrative (including stock-based compensation of $1,580, $1,244, $4,433 and $3,798 for the three and nine months ended September 30, 2024 and 2023, respectively)	12,785	7,280	30,941	22,803
Depreciation and amortization	9,416	3,732	22,701	10,894
Transaction and exit costs	850	—	9,199	—
Transition and integration expenses	6,274	—	10,068	—
Pre-opening expenses	2,110	3,097	7,528	6,005
Other expenses	46	128	78	480
Total costs and expenses	196,995	78,839	453,450	238,465
Operating (loss) income	(3,020)	(1,955)	(1,986)	4,368
Other expenses, net:
Interest expense, net of interest income	10,679	1,673	20,622	5,102
Loss on early debt extinguishment	—	—	4,149	—
Total other expenses, net	10,679	1,673	24,771	5,102
Loss before provision for income taxes	(13,699)	(3,628)	(26,757)	(734)
Benefit for income taxes	(4,644)	(375)	(8,180)	(227)
Net loss	(9,055)	(3,253)	(18,577)	(507)
Less: net loss attributable to noncontrolling interest	(165)	(155)	(689)	(583)
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(8,890)	$(3,098)	$(17,888)	$76
Series A Preferred Stock paid-in-kind dividend and accretion	(7,125)	—	(11,663)	—
Net (loss) income available to common stockholders	$(16,015)	$(3,098)	$(29,551)	$76

Net (loss) income per common share:
Basic	$(0.52)	$(0.10)	$(0.95)	$—
Diluted	$(0.52)	$(0.10)	$(0.95)	$—

Weighted average common shares outstanding:
Basic	31,008,275	31,515,011	31,256,946	31,657,761
Diluted	31,008,275	31,515,011	31,256,946	32,537,572

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenues:
Owned restaurant net revenue	98.3%	95.9%	97.7%	95.6%
Management, license, franchise and incentive fee revenue	1.7%	4.1%	2.3%	4.4%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	20.9%	24.7%	21.4%	24.2%
Owned restaurant operating expenses (1)	65.9%	62.9%	63.1%	61.1%
Total owned operating expenses (1)	86.8%	87.7%	84.5%	85.4%
General and administrative (including stock-based compensation of 0.8%, 1.6%, 1.0%, and 1.6%, for the three and nine months ended September 30, 2024 and 2023, respectively)	6.6%	9.5%	6.9%	9.4%
Depreciation and amortization	4.9%	4.9%	5.0%	4.5%
Transaction and exit costs	0.4%	—%	2.0%	—%
Transition and integration expenses	3.2%	—%	2.2%	—%
Pre-opening expenses	1.1%	4.0%	1.7%	2.5%
Other expenses	—%	0.2%	—%	0.2%
Total costs and expenses	101.6%	102.5%	100.4%	98.2%
Operating (loss) income	(1.6)%	(2.5)%	(0.4)%	1.8%
Other expenses, net:
Interest expense, net of interest income	5.5%	2.2%	4.6%	2.1%
Loss on early debt extinguishment	—%	—%	0.9%	—%
Total other expenses, net	5.5%	2.2%	5.5%	2.1%
Loss before provision for income taxes	(7.1)%	(4.7)%	(5.9)%	(0.3)%
Benefit for income taxes	(2.4)%	(0.5)%	(1.8)%	(0.1)%
Net loss	(4.7)%	(4.2)%	(4.1)%	(0.2)%
Less: net loss attributable to noncontrolling interest	(0.1)%	(0.2)%	(0.2)%	(0.2)%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(4.6)%	(4.0)%	(4.0)%	—%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$28,185	$21,047
Credit card receivable	8,013	7,234
Restricted cash and cash equivalents	499	—
Accounts receivable	9,211	10,030
Inventory	9,047	6,184
Other current assets	8,141	1,809
Due from related parties	376	376
Total current assets	63,472	46,680

Operating lease right-of-use assets	267,610	95,075
Property and equipment, net	270,444	139,908
Goodwill	155,331	—
Intangibles, net	133,076	15,306
Deferred tax assets, net	53,124	14,757
Other assets	8,779	4,636
Security deposits	1,635	883
Total assets	$953,471	$317,245

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,110	$19,089
Accrued expenses	67,014	28,333
Current portion of operating lease liabilities	15,757	6,897
Deferred gift card revenue and other	4,032	2,077
Current portion of long-term debt	4,812	1,500
Other current liabilities	295	266
Total current liabilities	123,020	58,162

Long-term debt, net of current portion, unamortized discount and debt issuance costs	329,489	70,410
Operating lease liabilities, net of current portion	296,163	120,481
Other long-term liabilities	5,256	832
Total liabilities	753,928	249,885

Commitments and contingencies (Note 17)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at September 30, 2024 and 0 issued and outstanding at December 31, 2023	150,606	—

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 33,822,191 issued and 30,802,537 outstanding at September 30, 2024 and 33,560,428 issued and 31,283,975 outstanding at December 31, 2023	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost, 3,019,654 shares at September 30, 2024 and 2,276,453 shares at December 31, 2023	(18,202)	(15,051)
Additional paid-in capital	72,554	58,270
Retained earnings	—	28,884
Accumulated other comprehensive loss	(2,913)	(2,930)
Total stockholders’ equity	51,442	69,176
Noncontrolling interests	(2,505)	(1,816)
Total stockholder's equity	48,937	67,360
Total liabilities, Series A preferred stock and stockholders' equity	$953,471	$317,245

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income (Loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$190,587	$73,700	$441,116	$232,202
Management, license, franchise and incentive fee revenue	3,388	3,184	10,348	10,631
GAAP revenues	$193,975	$76,884	$451,464	$242,833

Food and beverage sales from managed units (1)	32,282	28,513	92,476	89,219

Total food and beverage sales at owned and managed units	$222,869	$102,213	$533,592	$321,421

(1)Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2023 and 2024:

	2023 vs. 2022					2024 vs. 2023
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3
US STK Owned Restaurants	1.0%	(10.1)%	(7.8)%	(6.5)%	(6.0)%	(6.0)%	(11.9)%	(11.4)%
US STK Managed Restaurants	15.4%	2.5%	0.7%	0.7%	4.9%	(8.6)%	(7.4)%	(10.3)%
US STK Total Restaurants	5.3%	(6.8)%	(5.5)%	(4.6)%	(3.0)%	(6.8)%	(10.6)%	(11.1)%
Benihana Owned Restaurants							(1.0)%	(4.2)%
Grill Concept Owned Restaurants	(4.3%)	(1.5)%	1.1%	(3.9)%	(2.2)%	(9.7)%	(13.0)%	(17.0)%
Combined Same Store Sales	1.6%	(4.7)%	(3.0)%	(4.3)%	(2.7)%	(7.9)%	(7.0)%	(8.8)%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, non-recurring gains and losses, stock-based compensation, certain transactional and exit costs and transition and integration expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(8,890)	$(3,098)	$(17,888)	$76
Net loss attributable to noncontrolling interest	(165)	(155)	(689)	(583)
Net loss	(9,055)	(3,253)	(18,577)	(507)
Interest expense, net	10,679	1,673	20,622	5,102
Benefit for income taxes	(4,644)	(375)	(8,180)	(227)
Depreciation and amortization	9,416	3,732	22,701	10,894
EBITDA	6,396	1,777	16,566	15,262
Stock-based compensation	1,580	1,244	4,433	3,798
Transaction and exit costs	850	—	9,199	—
Transition and integration expenses	6,274	—	10,068	—
Non-cash rent expense (1)	(343)	(126)	(1,034)	(279)
Loss on early debt extinguishment	—	—	4,149	—
Other expenses	46	128	78	480
Adjusted EBITDA	14,803	3,023	43,459	19,261
Adjusted EBITDA attributable to noncontrolling interest	(54)	(72)	(387)	(326)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$14,857	$3,096	$43,846	$19,588

(1)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$2,606	$568	$(3,098)	$4,643	$(2,069)	$(6,929)
Net loss attributable to noncontrolling interest	(276)	(152)	(155)	(109)	(361)	(163)
Net loss	2,330	416	(3,253)	4,534	(2,430)	(7,092)
Interest expense, net	1,787	1,642	1,673	1,927	2,078	7,865
Benefit for income taxes	161	(13)	(375)	(1,533)	(268)	(3,268)
Depreciation and amortization	3,656	3,506	3,732	4,770	5,260	8,025
EBITDA	7,934	5,551	1,777	9,698	4,640	5,530
Stock-based compensation	1,320	1,234	1,244	1,234	1,358	1,495
Transaction and exit costs	—	—	—	207	1,523	6,826
Transition and integration expenses	—	—	—	—	—	3,794
Non-cash rent expense (1)	(31)	(123)	(126)	(61)	(248)	(429)
Loss on early debt extinguishment	—	—	—	—	—	4,149
Other expenses	157	195	128	543	32	0
Adjusted EBITDA	9,380	6,857	3,023	11,621	7,305	21,365
Adjusted EBITDA attributable to noncontrolling interest	(189)	(65)	(72)	(13)	(262)	(71)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$9,569	$6,922	$3,096	$11,634	$7,567	$21,436

(1)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

The following table presents a reconciliation of pro forma combined net income after management’s adjustments to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

Year ended December 31, 2023(1)

Pro forma combined net income after management's adjustments	$21,928
Net loss attributable to noncontrolling interest	(692)
Net income	21,236
Interest expense, net of interest income	37,800
Provision for income taxes	683
Depreciation and amortization	31,872
EBITDA	91,591
Stock-based compensation	5,065
Transaction costs	1,955
Impairment charges	8,946
Non-cash rent	214
Other expenses	2,908
Adjusted EBITDA	110,679
Adjusted EBITDA attributable to noncontrolling interest	(339)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$111,018

(1)	From the Company’s 8-K/A filed on July 17, 2024, revised for the Company’s definition of Adjusted EBITDA.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Operating income as reported	$(3,020)	$(1,955)	$(1,986)	$4,368
Management, license and incentive fee revenue	(3,388)	(3,184)	(10,348)	(10,631)
General and administrative	12,785	7,280	30,941	22,803
Depreciation and amortization	9,416	3,732	22,701	10,894
Transaction and exit costs	850	—	9,199	—
Transition and integration expenses	6,274	—	10,068	—
Pre-opening expenses	2,110	3,097	7,528	6,005
Other expenses	46	128	78	480
Restaurant Operating Profit	$25,073	$9,098	$68,181	$33,919
Restaurant Operating Profit as a percentage of owned restaurant net revenue	13.2%	12.3%	15.5%	14.6%

Restaurant Operating Profit by component is as follows (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
STK restaurant operating profit (Company owned)	$6,547	$6,796	$26,769	$25,050
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	14.6%	16.6%	18.4%	18.8%
Benihana restaurant operating profit (Company owned)	$17,708	$—	$34,442	$—
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned) (1)	17.0%	—	18.9%	—
Grill Concepts restaurant operating profit	$1,602	$2,254	$8,271	$8,149
Grill Concepts restaurant operating profit as a percentage of Grill Concepts revenue	4.4%	10.7%	8.3%	9.4%
Non-core restaurant operating profit	$(783)	$39	$(1,291)	$39
Non-core restaurant operating profit as a percentage of Non-core revenue	(15.0)%	0.3%	(9.8)%	0.3%

(1)	When adjusted for non-cash rent of $0.2 million and ($0.2) million for the nine months ended September 30, 2024 and September 30, 2023, respectively, the Benihana restaurant operating profit as a percentage of Benihana revenue increased 20 basis points from 17.0% for the pro forma three months ended September 30, 2023 to 17.2% for the three months ended September 30, 2024.

Adjusted Net Income. We define Adjusted Net Income as net income before transaction and exit costs, transition and integration expenses, lease termination expenses, one-time stock-based compensation, non-recurring costs and the income tax effect of any adjustments.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net (loss) income available to common stockholders as reported	$(16,015)	$(3,098)	$(29,551)	$76
Adjustments:
Transaction and exit costs	850	—	9,199	—
Transition and integration expenses	6,274	—	10,068	—
Loss on early debt extinguishment	—	—	4,149	—
Other expenses	46	128	78	480
Adjusted net income before income taxes	(8,845)	(2,971)	(76,057)	555
Income tax effect on adjustments(1)	(538)	(6)	(1,762)	(24)
Adjusted net (loss) income available to common stockholders as reported	$(9,383)	$(2,977)	$(7,819)	$531

Adjusted net income per share: Basic	$(0.30)	$(0.09)	$(0.25)	$0.02
Adjusted net income per share: Diluted	$(0.30)	$(0.09)	$(0.25)	$0.02

Shares used in computing basic income per share	31,008,275	31,515,011	31,256,946	31,657,761
Shares used in computing diluted income per share	31,008,275	31,515,011	31,256,946	32,537,572

(1)	Reflects the tax expense associated with the adjustments for the three and nine months ended September 30, 2024, and September 30, 2023. The Company uses its estimated normalized annual tax rate.